Exhibit 10.3

SECURITY AGREEMENT

THIS SECURITY AGREEMENT dated December 14, 2012, is made and executed between Telanetix, Inc., a Delaware corporation, Telanetix, Inc. a California corporation ("Parent"), AccessLine Holdings, Inc., a Delaware corporation, and AccessLine Communications Corporation, a Delaware corporation, (collectively, "Borrowers" and individually, a "Borrower"), on the one hand, and HCP-TELA, LLC as agent for itself and EREF-TELA, LLC and CBG-TELA, LLC (“Agent”; HCP-TELA, LLC, together with EREF-TELA, LLC and CBG-TELA, LLC, collectively, the "Lenders"), on the other hand, on the following terms and conditions.  The term “Lender” when used herein shall deemed to refer to Agent.

TERM.  This Agreement shall be effective as of December 14, 2012, and shall continue in full force and effect until such time as all Indebtedness has been paid in full, including principal, interest, costs, expenses, attorneys' fees, and other fees and charges, or until such time as the parties may agree in writing to terminate this Agreement.

GRANT OF SECURITY INTEREST.  For valuable consideration, Borrowers grant to the Agent on behalf of the Lenders a security interest in the Collateral to secure the Indebtedness and agrees that Lender shall have the rights stated in this Agreement with respect to the Collateral, in addition to all other rights which Lender may have by law.

COLLATERAL DESCRIPTION.  The word "Collateral" as used in this Agreement means the following described property, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located, in which each Borrower is giving to Agent a security interest for the payment of the Indebtedness and performance of all other obligations under the Notes and this Agreement:

All of each Borrower’s present and future right, title and interest in and to Inventory, Chattel Paper, Accounts, Deposit Accounts, Equipment, General Intangibles and intellectual property (including all intellectual and similar property of each Borrower of every kind and nature now owned or hereafter acquired by each Borrower, including inventions, designs, patents, copyrights, trademarks and registrations thereof, patents licenses, copyright licenses, trademark licenses, trade secrets, confidential or proprietary technical and business information, customer lists, goodwill, supplier contracts, advertising materials, know-how, show-how or other data or information, computer programs, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing).

In addition, the word "Collateral" also includes all the following of each Borrower, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located:

(A)  All accessions, attachments, accessories, tools, parts, supplies, replacements of and additions to any of the collateral described herein, whether added now or later.

(B)  All products and produce of any of the property described in this Collateral section.

(C)  All accounts, general intangibles, instruments, rents, monies, payments, and all other rights, arising out of a sale, lease, consignment or other disposition of any of the property described in this Collateral section.

(D)  All proceeds (including insurance proceeds) from the sale, destruction, loss, or other disposition of any of the property described in this Collateral section, and sums due from a third party who has damaged or destroyed the Collateral or from that party's insurer, whether due to judgment, settlement or other process.

(E)  All records and data relating to any of the property described in this Collateral section, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media, together with all of Borrower's right, title, and interest in and to all computer software required to utilize, create, maintain, and process any such records or data on electronic media.

BORROWERS' REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COLLATERAL.  With respect to the Collateral, Borrowers represent and promise to Lender that:

Perfection of Security Interest.  Borrowers agree to take whatever actions are reasonably requested by Lender to perfect and continue Lender’s security interest in the Collateral.  Upon reasonable request of Lender, Borrowers will deliver to Lender any and all of the documents evidencing or constituting the Collateral, and Borrowers will note Lender’s interest upon any and all chattel paper and instruments if not delivered to Lender for possession by Lender.

Registration of Intellectual Property Rights.

(a)           Borrowers shall register or cause to be registered on an expedited basis (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as the case may be, those registrable intellectual property rights now owned or hereafter developed or acquired by Borrowers, to the extent that Borrowers, in their reasonable business judgment, deem it appropriate to so protect such intellectual property rights.

(b)           Borrowers shall, within 30 days of the last day of each fiscal quarter, deliver to Bank a report signed by an authorized officer, in form reasonably acceptable to Lender, listing any applications or registrations of intellectual property rights filed by them with the United States Patent and Trademark Office, including the date of such filing and the registration or application numbers, if any.

(c)           Borrowers shall (i) give Lender not less than 30 days prior written notice of the filing of any applications or registrations with the United States Copyright Office, including the title of such intellectual property rights to be registered, as such title will appear on such applications or registrations, and the date such applications or registrations will be filed; (ii) prior to the filing of any such applications or registrations, execute such documents as Lender may reasonably request for Lender to maintain its perfection in such intellectual property rights to be registered by Borrowers; (iii) upon the request of Lender, either deliver to Lender or file such documents simultaneously with the filing of any such applications or registrations; (iv) upon filing any such applications or registrations, promptly provide Lender with a copy of such applications or registrations together with any exhibits, evidence of the filing of any documents reasonably requested by Lender to be filed for Lender to maintain the perfection and priority of its security interest in such intellectual property rights, and the date of such filing.

(d)           Borrowers shall execute and deliver such additional instruments and documents from time to time as Lender shall reasonably request to perfect and maintain the perfection and priority of Lender’s security interest in the intellectual property collateral.

(e)           Borrowers shall (i) use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of the material trade secrets, trademarks, patents and copyrights, (ii) use commercially reasonable efforts to detect infringements of the material trademarks, patents and copyrights and promptly advise Lender in writing of material infringements detected and (iii) not allow any material trademarks, patents or copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Lender, which shall not be unreasonably withheld, conditioned or delayed.

(f)           Lender may audit Borrowers' intellectual property collateral to confirm compliance with this section.  Lender shall have the right, but not the obligation, to take, at Borrowers' sole expense, any actions that Borrower is required under this section to take but which Borrowers fail to take, after 15 days’ notice to Borrowers.  Borrowers shall reimburse and indemnify Lender for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this section.

Notices to Lender.  Borrowers will promptly notify Lender in writing at Lender’s address shown above (or such other addresses as Lender may designate from time to time) prior to any  (1)  change in any Borrower's name;  (2)  change in any Borrower's assumed business name(s); (3)  change in the CEO, CFO or COO or any Borrower or its authorized signatory, (4) any change in Borrower's principal office address;  (5)  change in any Borrower's state of organization;  (6)  conversion of any Borrower to a new or different type of business entity; or (7) change in any other aspect of any Borrower that directly or indirectly relates to any agreements between Borrower and Lender and which reasonably could be expected to have a Material Adverse Effect.

No Violation.  The execution and delivery of this Agreement will not violate (a) any law or agreement to which any Borrower is a party, or any law, governmental regulation, court decree, or order applicable to Borrower or its properties, the violation of which reasonably could be expected to have a Material Adverse Effect, or (b) its certificate or articles of incorporation and bylaws.

Enforceability of Collateral.  To the extent the Collateral consists of accounts, chattel paper, or general intangibles, as defined by the Uniform Commercial Code, the Collateral is enforceable in accordance with its terms, is genuine, and, to the knowledge of Borrowers, fully complies with all applicable laws and regulations concerning form, content and manner of preparation and execution, and, to the knowledge of Borrowers, all persons appearing to be obligated on the Collateral have authority and capacity to contract and are in fact obligated as they appear to be on the Collateral.  At the time any account becomes subject to a security interest in favor of Lender, the account shall be at the time it arises a good and valid account representing an undisputed, bona fide indebtedness incurred by the account debtor, for merchandise held subject to delivery instructions or previously shipped or delivered pursuant to a contract of sale, or for services previously performed by a Borrower with or for the account debtor.   So long as this Agreement remains in effect, Borrowers shall not, without Lender's prior written consent, compromise, settle, adjust, or extend payment under or with regard to any such Accounts, except to the extent commercially reasonable.

Location of the Collateral.  Except in the ordinary course of Borrowers' business, Borrowers agree to keep the Collateral (or to the extent the Collateral consists of intangible property such as accounts or general intangibles, the records concerning the Collateral) at Borrowers' address shown above or at such other locations as are reasonably acceptable to Lender.  Upon Lender’s request, Borrowers will deliver to Lender in form reasonably satisfactory to Lender a schedule of real properties and Collateral locations relating to Borrowers' operations, including without limitation the following: (1) all real property Borrowers own or are purchasing; (2) all real property Borrowers are renting or leasing; (3) all storage facilities Borrowers own, rent, lease, or use; and (4) all other properties where Collateral is or may be located.

Removal of the Collateral.  Except in the ordinary course of Borrowers' business, including the sales of inventory, Borrowers shall not remove the Collateral from its existing location without Lender’s prior written consent.  To the extent that the Collateral consists of vehicles, or other titled property, Borrowers shall not take or permit any action which would require application for certificates of title for the vehicles outside the State of Washington, without Lender’s prior written consent.  Borrowers shall, whenever requested, advise Lender of the exact location of the Collateral.

Transactions Involving Collateral.  Except in the ordinary course of Borrowers' business, or as otherwise provided for in this Agreement, Borrowers shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral.  Borrowers shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance, or charge, other than the security interest provided for in this Agreement and Permitted Liens, without the prior written consent of Lender.  This includes security interests even if junior in right to the security interests granted under this Agreement other than Permitted Lien.  Unless waived by Lender, all proceeds from any disposition of the Collateral (for whatever reason) shall be held in trust for Lender (and the holder of any Permitted Lien) and shall not be commingled with any other funds; provided however, this requirement shall not constitute consent by Lender to any sale or other disposition.  Upon receipt, Borrowers shall immediately deliver any such proceeds to Lender to the extent not required to be delivered to the holder of a Permitted Lien with priority over Lender's security interest therein.

Title.  Borrowers represent and warrant to Lender that Borrowers hold good and marketable title to the Collateral, free and clear of all liens and encumbrances except for the lien of this Agreement and Permitted Liens.  No financing statement covering any of the Collateral is on file in any public office other than those which reflect the security interest created by this Agreement, Permitted Liens or to which Lender has specifically consented.  Borrowers shall defend Lender’s rights in the Collateral against the claims and demands of all other persons.

Repairs and Maintenance.  Borrowers agree to keep and maintain, and to cause others to keep and maintain, the Collateral in good order, repair and condition at all times while this Agreement remains in effect, ordinary wear, tear and obsolescence excepted.  Borrowers further agree to pay when due all claims for work done on, or services rendered or material furnished in connection with the Collateral so that no lien or encumbrance may ever attach to or be filed against the Collateral.

Taxes, Assessments and Liens.  Borrowers will pay when due all taxes, assessments and liens (other than Permitted Liens) upon the Collateral, its use or operation, upon this Agreement, upon any promissory note or notes evidencing the Indebtedness, or upon any of the other Related Documents.  Each Borrower may withhold any such payment or may elect to contest any lien if such Borrower is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Lender’s interest in the Collateral is not jeopardized in Lender’s reasonable opinion.  In any contest Borrowers shall defend themselves and Lender and shall satisfy any final adverse judgment before enforcement against the Collateral.  Borrowers shall name Lender as an additional obligee under any surety bond furnished in the contest proceedings.  Borrowers further agree to furnish Lender with evidence that such taxes, assessments, and governmental and other charges have been paid in full and in a timely manner.  Borrowers may withhold any such payment or may elect to contest any lien if the applicable Borrower is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Lender’s interest in the Collateral is not jeopardized.

Hazardous Substances.  Except as disclosed to and acknowledged by Lender in writing, Borrowers represent and warrant that:  (1)  During the period of Borrowers' ownership of the Collateral, there has been no use, generation, manufacture, storage, transportation, treatment, disposal, release or threatened release of any Hazardous Substance by any person on, under, about or from any of the Collateral other than in compliance with applicable law.  (2)  Borrowers have no knowledge of, or reason to believe that there has been  (a)  any breach or violation of any Environmental Laws;  (b)  any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance on, under, about or from the Collateral by any prior owners or occupants of any of the Collateral other than in compliance with applicable law; or  (c)  any actual or litigation threatened in writing or claims of any kind by any person relating to such matters.  (3)  Neither Borrower nor any tenant, contractor, agent or other authorized user of any of the Collateral shall use, generate, manufacture, store, treat, dispose of or release any Hazardous Substance on, under, about or from any of the Collateral other than in compliance with all applicable federal, state, and local laws, regulations, and ordinances, including without limitation all Environmental Laws.  Borrowers authorize Lender and its agents to enter upon the Collateral to make such inspections and tests as Lender may deem appropriate to determine compliance of the Collateral with this section of the Agreement.  Any inspections or tests made by Lender shall be at Borrowers' expense and for Lender’s purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Borrowers or to any other person.  Borrowers hereby agrees to indemnify, defend, and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release of a hazardous waste or substance on the Collateral.  The provisions of this section of the Agreement, including the obligation to indemnify and defend, shall survive the payment of the Indebtedness and the termination, expiration or satisfaction of this Agreement and shall not be affected by Lender’s acquisition of any interest in any of the Collateral, whether by foreclosure or otherwise.

Maintenance of Casualty Insurance.  Borrowers shall procure and maintain all risks insurance, including without limitation fire, theft and liability coverage together with such other insurance as Lender may reasonably require with respect to the Collateral, in form, amounts, coverages and basis reasonably acceptable to Lender and issued by a company or companies reasonably acceptable to Lender.  Borrowers, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form reasonably satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least thirty (30) days' prior written notice to Lender and not including any disclaimer of the insurer's liability for failure to give such a notice.  In connection with all policies covering assets in which Lender holds or is offered a security interest, Borrowers will provide Lender with such loss payable or other endorsements as Lender may reasonably require.  If Borrowers at any time fail to obtain or maintain any insurance as required under this Agreement, Lender may (but shall not be obligated to) obtain such insurance as Lender deems appropriate, including if Lender so chooses "single interest insurance," which will cover only Lender’s interest in the Collateral.

Application of Insurance Proceeds.  Borrowers shall promptly notify Lender of any loss or damage to the Collateral if the estimated cost of repair or replacement exceeds $25,000.00, whether or not such casualty or loss is covered by insurance.  Lender may make proof of loss if Borrowers fail to do so within fifteen (15) days of the casualty.  All proceeds of any insurance on the Collateral (other than proceeds with respect to Collateral subject to a Permitted Lien with seniority over Lender’s security interest), including accrued proceeds thereon, shall be held by Lender as part of the Collateral.  If Lender consents to repair or replacement of the damaged or destroyed Collateral, Lender shall, upon satisfactory proof of expenditure,  pay or reimburse the applicable Borrower from the proceeds for the reasonable cost of repair or restoration.  If Lender does not consent to repair or replacement of the Collateral, Lender shall retain a sufficient amount of the proceeds to pay all of the Indebtedness, and shall pay the balance to the applicable Borrower.  Any proceeds which have not been disbursed within six (6) months after their receipt and which the applicable Borrower has not committed to the repair or restoration of the Collateral shall be used to prepay the Indebtedness.

Insurance Reserves.  If Borrowers fail to pay their insurance premiums, Lender may require Borrowers to maintain with Lender reserves for payment of insurance premiums, which reserves shall be created by monthly payments from Borrowers of a sum estimated by Lender to be sufficient to produce, at least fifteen (15) days before the premium due date, amounts at least equal to the insurance premiums to be paid.  If fifteen (15) days before payment is due, the reserve funds are insufficient, Borrowers shall upon demand pay any deficiency to Lender.  The reserve funds shall be held by Lender as a general deposit and shall constitute a non-interest-bearing account which Lender may satisfy by payment of the insurance premiums required to be paid by Borrowers as they become due.  Lender does not hold the reserve funds in trust for Borrowers, and Lender is not the agent of Borrowers for payment of the insurance premiums required to be paid by Borrowers.  The responsibility for the payment of premiums shall remain Borrowers' sole responsibility.

Financing Statements, Etc.  Borrowers authorize Lender to file UCC financing statements, or alternatively, a copy of this Agreement to perfect Lender’s security interest in the Collateral.  At Lender’s reasonable request, Borrowers additionally agrees to sign all other documents that are necessary to perfect, protect, and continue Lender’s security interest in the Collateral.  Borrowers will pay all filing fees, title transfer fees, and other fees and costs involved unless prohibited by law or unless Lender is required by law to pay such fees and costs.  Borrower irrevocably appoints Lender to execute documents necessary to, subject to applicable law, transfer title if there is a default.  Lender may file a copy of this Agreement as a financing statement.  If any Borrower changes its Borrower's name or address, or the name or address of any person granting a security interest under this Agreement changes, Borrower will promptly notify the Lender of such change.  Borrowers further will notify Lender prior to any change in the location of any Borrower’s state of organization.

BORROWERS' RIGHT TO POSSESSION AND TO COLLECT ACCOUNTS.  Until an Event of Default exists and except as otherwise provided below with respect to accounts, Borrower may have possession of the tangible personal property and beneficial use of all the Collateral and may use it in any lawful manner not inconsistent with this Agreement or the Related Documents, provided that Borrower's right to possession and beneficial use shall not apply to any Collateral where possession of the Collateral by Lender is required by law to perfect Lender’s security interest in such Collateral.  Until otherwise notified by Lender during the existence of an Event of Default, Borrower may collect any of the Collateral consisting of accounts.  If Lender at any time has possession of any Collateral, whether before or after an Event of Default, Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if Lender takes such action for that purpose as Borrowers shall request or as Lender, in Lender’s sole discretion, shall deem appropriate under the circumstances, but failure to honor any request by Borrowers shall not of itself be deemed to be a failure to exercise reasonable care.  Lender shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties, nor to protect, preserve or maintain any security interest given to secure the Indebtedness.

LENDER'S EXPENDITURES.  If any action or proceeding is commenced that would materially affect Lender’s interest in the Collateral or if Borrowers fail to comply with any provision of this Agreement or any Related Documents, including but not limited to Borrowers' failure to discharge or pay when due any amounts Borrowers are required to discharge or pay under this Agreement or any Related Documents, Lender on Borrowers' behalf, may (but shall not be obligated to) take any action that Lender reasonably deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Collateral and paying all costs for insuring, maintaining and preserving the Collateral.  All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Notes from the date incurred or paid by Lender to the date of repayment by Borrowers.  All such expenses will become a part of the Indebtedness and, at Lender’s option, will  (A)  be payable on demand;  or (B)  be treated as a balloon payment which will be due and payable at the maturity of the Notes.  The Agreement also will secure payment of these amounts.  Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon an Event of Default.

GENERAL REPRESENTATIONS AND WARRANTIES.  Borrowers represent and warrant to Lender, as of the date of this Agreement:

Organization.  Each Borrower is a corporation for profit which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of its organization.  Each Borrower is duly authorized to transact business in all other states in which Borrower is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which Borrower is doing business, except to the extent the lack of such authorization or failure to obtain such filings, licenses or approvals reasonably could not be expected to have a Material Adverse Effect.  Each Borrower has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage.  As of the date hereof, Borrowers maintain an office at 11201 SE 8th Street, Bellevue, WA  98004.  Unless each Borrower has designated otherwise in writing, the principal office is the office at which such Borrower keeps its books and records including its records concerning the Collateral.   Borrowers shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to Borrowers and Borrowers' business activities, except where the failure to do so reasonably could not be expected to have a Material Adverse Effect.

Assumed Business Names.  Each Borrower has filed or recorded all documents or filings required by law relating to all assumed business names used by such Borrower.  Excluding the name of each Borrower, the following is a complete list of all assumed business names under which such Borrower does business:  None.

Financial Information.  Each of Borrowers' financial statements supplied to Lender truly and completely disclosed Borrowers' financial condition in all material respects as of the date of the statement.  Borrower has no material contingent obligations except as disclosed in such financial statements.

Legal Effect.  Borrowers execution and delivery of this Agreement and all Related Documents on the date hereof have been duly authorized by all necessary actions by Borrowers.  This Agreement constitutes, and any instrument or agreement Borrower is required to give under this Agreement when delivered will constitute legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

Properties.  Except as contemplated by this Agreement or as previously disclosed in Borrower's financial statements or in writing to Lender and as accepted by Lender, and except for property tax liens for taxes not presently due and payable, Borrower owns and has good title to all of Borrower's properties free and clear of all Security Interests other than Permitted Liens, and has not executed any security documents or financing statements relating to such properties which currently are in effect other than in connection with Permitted Liens.  All of Borrower's properties are titled in Borrower's legal name, and Borrower has not used or filed a financing statement under any other name for at least the last five (5) years.

Litigation and Claims.  No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrowers which reasonably could be expected to have as Material Adverse Effect is pending or threatened in writing and no other event has occurred which reasonably could be expected to result in a Material Adverse Effect, other than litigation, claims, or other events, if any, that have been disclosed to Lender in writing.

Taxes.  To Borrowers' knowledge, all of Borrowers' tax returns and reports that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by a Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

Lien Priority.  Unless otherwise previously disclosed to Lender in writing and except for purchase money liens and other Permitted Liens, Borrowers have not entered into or granted any Security Agreements, or permitted the filing or attachment of any Security Interests on or affecting any of the Collateral directly or indirectly securing repayment of Notes, that would be prior or that may in any way be superior to Lender’s Security Interests and rights in and to such Collateral.

Binding Effect.  This Agreement and the Notes, all Security Agreements (if any), and all Related Documents are binding upon Borrowers thereof, as well as upon their successors and assigns, and are legally enforceable in accordance with their respective terms.

AFFIRMATIVE COVENANTS.  Borrowers covenant and agree with Lender that, so long as this Agreement remains in effect each Borrower will:

Notices of Claims and Litigation.  Promptly inform Lender in writing of  (1)  changes in such Borrower which reasonably could be expected to result in a Material Adverse Effect, and  (2)  all existing and all litigation threatened in writing, claims, investigations, administrative proceedings or similar actions affecting any Borrower or any Guarantor which reasonably could be expected to have a Material Adverse Effect.

Financial Records.  Maintain its books and records in accordance with GAAP, applied on a consistent basis, and permit Lender to examine and audit Borrower's books and records at all reasonable times upon reasonable prior notice and furnish such additional information and statements, as Lender may reasonably request form time to time, including information and statements made available to East West Bank.

Insurance.  Maintain fire and other risk insurance, public liability insurance, and such other insurance as Lender may reasonably require with respect to Borrowers' properties and operations, in form, amounts, coverages and with insurance companies reasonably acceptable to Lender.  Borrowers, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form reasonably satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least thirty (30) days prior written notice to Lender.

Insurance Reports.  Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following:  (1)  the name of the insurer;  (2)  the risks insured;  (3)  the amount of the policy;  (4)  the properties insured;  (5)  the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and  (6)  the expiration date of the policy.

Other Agreements.  Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between any Borrower and any other party, except to the extent the non-compliance thereof reasonably could not be expected to result in a Material Adverse Effect, and notify Lender immediately in writing of any such non-compliance.

Taxes, Charges and Liens.  Pay and discharge when due all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, provided however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as  (1)  the legality of the same shall be contested in good faith by appropriate proceedings, and  (2)  Borrower shall have established on Borrower's books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with GAAP.

Compliance with Governmental Requirements.  Comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the conduct of Borrower's properties, businesses and operations, and to the use or occupancy of the Collateral, including without limitation, the Americans With Disabilities Act, except to the extent the non-compliance reasonably could not be expected to have a Material Adverse Effect.  Borrower may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as the applicable Borrower has notified Lender in writing prior to doing so and so long as, in Lender’s reasonable opinion, Lender’s interests in the Collateral are not jeopardized in any material respect.  Lender may require Borrower to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender’s interest in respect of the foregoing.

Inspection.  Permit employees or agents of Lender at any reasonable time upon reasonable prior notice to inspect any and all Collateral and Borrower's other properties and to examine or audit Borrower's books, accounts, and records and to make copies and memoranda of Borrower's books, accounts, and records.  If Borrower now or at any time hereafter maintains any material records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower's expense.

Environmental Compliance and Reports.  Borrower shall comply in all respects with any and all Environmental Laws; not cause or permit to exist, as a result of an intentional or unintentional action or omission on Borrower's part or on the part of any third party, on property owned and/or occupied by Borrower, any environmental activity where damage reasonably could be expected to result to the environment, unless such environmental activity is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state or local governmental authorities or otherwise in compliance with applicable law; Borrowers shall furnish to Lender promptly and in any event within thirty (30) days after receipt thereof a copy of any notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrowers' part in connection with any environmental activity whether or not there is damage to the environment and/or other natural resources.

Additional Assurances.  Make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, assignments, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Notes and to perfect all Security Interests.

NEGATIVE COVENANTS.  Borrowers covenant and agree with Lender that while this Agreement is in effect, Borrowers shall not, without the prior written consent of Lender:

Liens.  (1) Except for trade debt incurred in the normal course of business, indebtedness to East West Bank, indebtedness to Lenders and Agent, indebtedness subordinated to the Indebtedness, purchase money indebtedness and indebtedness in respect of capital leases, create, incur or assume indebtedness for borrowed money, (2) sell, transfer, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of Borrower’s assets (except in connection with or with regard to Permitted Liens), or (2) sell with recourse any of Borrower’s accounts, except to Lender.

Continuity of Operations.  (1)  Engage in any business activities substantially different than those in which Borrowers are presently engaged,  (2)  cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, change its name, dissolve or transfer or sell Collateral out of the ordinary course of business, or  (3)  pay any dividends on Parent's stock (other than dividends payable in its stock), provided, however that notwithstanding the foregoing, but only so long as no Event of Default has occurred and is continuing or would result from the payment of dividends, if Parent is a "Subchapter S Corporation" (as defined in the Internal Revenue Code of 1986, as amended), Borrower may pay cash dividends on its stock to its shareholders from time to time in amounts necessary to enable the shareholders to pay income taxes and make estimated income tax payments to satisfy their liabilities under federal and state law which arise solely from their status as shareholders of a Subchapter S Corporation because of their ownership of shares of Parent's stock, or purchase or retire any of Parent's outstanding shares or alter or amend any Borrower's capital structure.

Agreements.  Enter into any agreement containing any provisions except to the extent such violation or breach reasonably could not be expected to have a Material Adverse Effect, which would be violated or breached by the performance of Borrower's obligations under this Agreement in connection herewith.

DEFAULT.  Each of the following shall constitute an Event of Default under this Agreement:

Payment Default.  Borrowers fail to make any payment when due under the Note or there is a default under the Note or Borrowers fail to pay within five (5) days of when due any other monetary obligations in respect of the Notes.

Certain Covenant Defaults.  Borrowers fail to comply with any Negative Covenant.

Other Defaults.  Borrowers fail to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or the East/West Note or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrowers and such non-compliance or non-performance continues for twelve (12) days.

False Statements.  Any warranty, representation or statement made or furnished to Lender in writing by Borrowers or on Borrowers' behalf under this Agreement or the Related Documents is false in any material respect, either now or at the time made or furnished (except to the extent they relate to an earlier date).

Insolvency.  The dissolution or termination of any Borrower's existence as a going business, the appointment of a receiver for any part of any Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against any Borrower, which in the case of a proceeding commenced against any Borrower, the same is not dismissed within sixty (60) days.

Defective Collateralization.  This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien in any Collateral that is subject to Article 9 of the Uniform Commercial Code and is capable of being perfected by the filing of a financing statement with the Delaware Secretary of State or California Secretary of State or any other central state governmental filing authority, as applicable) at any time and for any reason.

Creditor or Forfeiture Proceedings.  Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of any Borrower or by any governmental agency against any material portion of Collateral securing the Loan.  This includes a garnishment of any of Borrower's deposit accounts, including deposit accounts with Lender.  However, this Event of Default shall not apply if there is a good faith dispute by the applicable Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if such Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its reasonable discretion, as being an adequate reserve or bond for the dispute.

Change in Ownership.  Any Change of Control occurs.

Adverse Change.  A Material Adverse Effect occurs.

Right to Cure.  If any Event of Default, other than an Event of Default on Indebtedness, is curable and if Borrowers have not been given a notice of a similar default within the preceding twelve (12) months, it may be cured if Borrowers (even if demand has been made), after Lender sends written notice to Borrowers demanding cure of such default (or even if no such demand has been sent):  (1)  cure the Event of Default within fifteen (15) days; or  (2)  if the cure requires more than fifteen (15) days, immediately initiate steps which Lender deems in Lender’s reasonable discretion to be sufficient to cure the Event of Default and thereafter continue and complete all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

RIGHTS AND REMEDIES ON DEFAULT.  If any Event of Default shall occur and be continuing, except where otherwise provided in this Agreement or the Related Documents, at Lender’s option, all Indebtedness immediately will become due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in the "Insolvency" subsection above, such acceleration shall be automatic and not optional.  In addition and without limitation, Lender may exercise any one or more of the following rights and remedies:

Accelerate Indebtedness.  Lender may declare the entire Indebtedness, immediately due and payable, without notice of any kind to Borrowers.

Assemble Collateral.  Lender may require Borrowers to deliver to Lender all or any portion of the Collateral and any and all certificates of title and other documents relating to the Collateral.  Lender may require Borrowers to assemble the Collateral and make it available to Lender at a place to be designated by Lender.  Lender also shall have full power to enter upon the property of Borrowers to take possession of and remove the Collateral.  If the Collateral contains other goods not covered by this Agreement at the time of repossession, Borrowers agree Lender may take such other goods, provided that Lender makes reasonable efforts to return them to Borrower after repossession.

Sell the Collateral.  Lender shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in Lender’s own name or that of Borrowers.  Lender may sell the Collateral at public auction or private sale.  Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give Borrowers, and other persons as required by law, reasonable notice of the time and place of any public sale, or the time after which any private sale or any other disposition of the Collateral is to be made.  However, no notice need be provided to any person who, after Event of Default occurs, enters into and authenticates an agreement waiving that person's right to notification of sale.  The requirements of reasonable notice shall be met if such notice is given at least ten (10) days before the time of the sale or disposition.  All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the rate set forth in the Notes from date of expenditure until repaid.

Appoint Receiver.  Lender shall have the right to have a receiver appointed to take possession of all or any part of the Collateral, with the power to protect and preserve the Collateral, to operate the Collateral preceding or pending foreclosure or sale, and to collect the Rents from the Collateral and apply the proceeds, over and above the cost of the receivership, against the Indebtedness.  The receiver may serve without bond if permitted by law.  Lender’s right to the appointment of a receiver shall exist whether or not the apparent value of the Collateral exceeds the Indebtedness by a substantial amount.  Employment by Lender shall not disqualify a person from serving as a receiver.

Collect Revenues, Apply Accounts.  Lender, either itself or through a receiver, may collect the payments, rents, income, and revenues from the Collateral.  Lender may at any time in Lender’s discretion transfer any Collateral into Lender’s own name or that of Lender’s nominee and receive the payments, rents, income, and revenues therefrom and hold the same as security for the Indebtedness or apply it to payment of the Indebtedness in such order of preference as Lender may determine.  Insofar as the Collateral consists of accounts, general intangibles, insurance policies, instruments, chattel paper, chooses in action, or similar property, Lender may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Collateral as Lender may determine, whether or not Indebtedness or Collateral is then due.  For these purposes, Lender may, on behalf of and in the name of Borrowers, receive, open and dispose of mail addressed to Borrowers; change any address to which mail and payments are to be sent; and endorse notes, checks, drafts, money orders, documents of title, instruments and items pertaining to payment, shipment, or storage of any Collateral.  To facilitate collection, Lender may notify account debtors and obligors on any Collateral to make payments directly to Lender.

Obtain Deficiency.  If Lender chooses to sell any or all of the Collateral, Lender may obtain a judgment against Borrowers for any deficiency remaining on the Indebtedness due to Lender after application of all amounts received from the exercise of the rights provided in this Agreement.  Borrowers shall be liable for a deficiency even if the transaction described in this subsection is a sale of accounts or chattel paper.

Other Rights and Remedies.  Lender shall have all the rights and remedies of a secured creditor under the provisions of the Uniform Commercial Code, as may be amended from time to time.  In addition, Lender shall have and may exercise any or all other rights and remedies it may have available at law, in equity, or otherwise.

Election of Remedies.  Except as may be prohibited by applicable law, all of Lender’s rights and remedies, whether evidenced by this Agreement, the Related Documents, or by any other writing, shall be cumulative and may be exercised singularly or concurrently.  Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrowers under this Agreement, after Borrowers' failure to perform, shall not affect Lender’s right to declare a default and exercise its remedies.

CHOICE OF VENUE. The Borrower hereby (i) irrevocably submits to the nonexclusive jurisdiction of any New York State or Federal Court sitting in New York City in any action or proceeding arising out of or relating to this Agreement, (ii) waives any defense based on doctrines of venue or forum non conveniens, or similar rules or doctrines, and (iii) irrevocably agrees that all claims in respect of such an action or proceeding may be heard and determines in such New York State or Federal court.

COUNTERPART PROVISION. This document may be signed in any number of counterparts, which, when delivered in the original to Lender, shall together constitute one original document.

FACSIMILE OR OTHER IMAGE. A facsimile, scanned or other copy of this Agreement, as executed, shall be deemed the equivalent of the originally executed copy for all purposes.

MISCELLANEOUS PROVISIONS.  The following miscellaneous provisions are a part of this Agreement:

Amendments.  This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement.  No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Attorneys' Fees; Expenses.  Borrower agrees to pay upon demand all of Lender’s reasonable costs and expenses, including Lender’s reasonable attorneys' fees and Lender’s reasonable legal expenses, incurred in connection with the enforcement of this Agreement.  Lender may hire or pay someone else to help enforce this Agreement, and Borrower shall pay the reasonable costs and expenses of such enforcement.  Reasonable costs and expenses include Lender’s reasonable attorneys' fees and legal expenses whether or not there is a lawsuit, including reasonable attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services.  Borrower also shall pay all court costs and such additional fees as may be directed by the court.

Caption Headings.  Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Consent to Loan Participation.  Borrower agrees and consents to Lender’s sale or transfer, whether now or later, of one or more participation interests in the Loan to one or more purchasers, whether related or unrelated to Lender.  Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy Borrower may have with respect to such matters.  Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests.

Governing Law.  This Agreement will be governed by the laws of the State of New York.

No Waiver by Lender.  Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender.  No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right.  A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement.  No prior waiver by Lender, nor any course of dealing between Lender and Borrowers, shall constitute a waiver of any of Lender’s rights or of any of Borrowers' obligations as to any future transactions.  Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Notices.  Subject to applicable law, and except for notice required or allowed by law to be given in another manner, any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement.  Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's addresses.  For notice purposes, Borrowers agree to keep Lender informed at all times of Borrowers' current address.  Subject to applicable law, and except for notice required or allowed by law to be given in another manner, if there is more than one Borrower, any notice given by Lender to any Borrower is deemed to be notice given to all Borrowers.

Severability.  If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance.  If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable.  If the offending provision cannot be so modified, it shall be considered deleted from this Agreement.  Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

Intercreditor Agreement.  This Agreement is subject to the terms and provisions of the Subordination and Intercreditor Agreement dated on the date hereof by and among East West Bank, the Agent and the Lenders.

Successors and Assigns.  All covenants and agreements by or on behalf of Borrower contained in this Agreement or any Related Documents shall bind Borrowers' successors and assigns and shall inure to the benefit of Lender and its successors and assigns.  Borrowers shall not, however, have the right to assign Borrowers' rights under this Agreement or any interest therein, without the prior written consent of Lender.

Survival of Representations and Warranties.  Borrowers understand and agree that in making the Loan, Lender is relying on all representations, warranties, and covenants made by Borrowers in this Agreement or in any certificate or other instrument delivered by Borrowers to Lender under this Agreement or the Related Documents.  Borrowers further agree that regardless of any investigation made by Lender, all such representations, warranties and covenants will survive the making of the Loan and delivery to Lender of the Related Documents.

Time is of the Essence.  Time is of the essence in the performance of this Agreement.

Waive Jury.  All parties to this Agreement hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by any party against any other party.

DEFINITIONS.  The following capitalized words and terms shall have the following meanings when used in this Agreement.  Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America.  Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require.  Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code:

Agreement.  The word "Agreement" means this Security Agreement, as this Security Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Security Agreement from time to time.

Change of Control.  The words “Change of Control” means a person acquires shares of capital stock of the Parent such that such Person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of 25% or more of the aggregate ordinary voting power represented by issued and outstanding capital stock of the Parent entitled to vote in the election of directors, excluding all shares of capital stock of the Parent that such Person beneficially owns as of the date hereof.

Event of Default.  The words "Event of Default" mean any of the "Events of Default" set forth in this Agreement in the default Section of this Agreement.

Environmental Law. The words "Environmental Laws" mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant thereto.

GAAP.  The word "GAAP" means generally accepted accounting principles.

Hazardous Substances.  The words "Hazardous Substances" mean materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled.  The words "Hazardous Substances" are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws. The term "Hazardous Substances" also includes without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.

Indebtedness.  The word "Indebtedness" shall mean all obligations under and pursuant to (i) a Subordinated Promissory Note dated the date hereof by the Borrowers in favor of EREF-TELA, LLC, in the original principal amount of $246,665.67; (ii)  a Subordinated Promissory Note dated the date hereof by the Borrowers in favor of HCP-TELA, LLC, in the original principal amount of $1,151,106.48; and (iii) a Subordinated Promissory Note dated the date hereof by the Borrowers in favor of CBG-TELA, LLC, in the original principal amount of $328,887.57, together as to (i), (ii) and (iii) above all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions (collectively, the "Notes").

Material Adverse Effect.  The words "Material Adverse Effect" means (a) a material adverse change in the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrowers, taken as a whole, or (b) a material impairment of Borrowers' ability, taken as a whole, to perform their obligations hereunder and under the Note or Lender's ability to enforce the Indebtedness or realize upon the Collateral.

Permitted Liens.  The words "Permitted Liens" mean  (1)  liens and security interests securing Indebtedness owed by Borrowers to Lender;  (2)  liens for taxes, assessments, or similar charges either not yet due or being contested in good faith;  (3)  liens of materialmen, mechanics, warehousemen, or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent;  (4)  purchase money liens or purchase money security interests upon or in any property acquired or held by Borrower in the ordinary course of business and the interests of lessors under capital leases  (5)  liens and security interests of East West Bank, and other liens and security interests which, as of the date of this Agreement, have been disclosed to and approved by the Lender in writing; (6)  those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of Borrower's assets, (7) liens on amounts deposited in connection with obtaining worker’s compensation or other unemployment insurance, liens on amounts deposited in connection with public and statutory obligations in the ordinary course of business or the making or entering into of bids, tenders, or leases in the ordinary course of business, in each case not in connection with the borrowing of money (but specifically permitting liens on amounts deposited to secure performance or payment bonds obtained in the ordinary course of business), (8) liens on amounts deposited as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, and (9) with respect to any real property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof.

Related Documents.  The words "Related Documents" mean all security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents to or in favor of Lender executed in connection with the Indebtedness, on and after the date hereof.

Security Agreements.  The words "Security Agreements" mean and include without limitation any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest.

Security Interest.  The words "Security Interest" mean, without limitation, any and all types of collateral security, present and future, whether in the form of a lien, charge, encumbrance, mortgage, deed of trust, security deed, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever whether created by law, contract, or otherwise.

[Signature page follows]

BORROWERS ACKNOWLEDGE HAVING READ ALL THE PROVISIONS OF THIS AGREEMENT AND BORROWERS AGREE TO ITS TERMS.  THIS AGREEMENT IS DATED DECEMBER 14, 2012.

BORROWERS:

Telanetix, Inc. (Delaware)

By: /s/ Paul C. Bogonis
      Name:  Paul C. Bogonis
      Title:  CFO

Telanetix, Inc. (California)
By: /s/ Paul C. Bogonis
      Name:  Paul C. Bogonis
      Title:  CFO

AccessLine Holdings, Inc.

By: /s/ Paul C. Bogonis
      Name:  Paul C. Bogonis
      Title:  CFO

AccessLine Communications Corporation

By: /s/ Paul C. Bogonis
      Name:  Paul C. Bogonis
      Title:  CFO

ACKNOWLEDGED:

HCP-TELA, LLC, as Agent

By: /s/ Martin M. Hale, Jr.
      Name:  Martin M. Hale, Jr.
      Title:  Managing Member

APPOINTMENT

The undersigned hereby appoint HCP-TELA, LLC as agent to act on their behalf under the within Agreement and any agreements related thereto, and authorize such agent to take any such action on their behalf as it reasonably determines is necessary or appropriate in respect of the within Agreement and/or such other agreements.

EREF-TELA, LLC, as Lender
By: /s/ Martin M. Hale, Jr.
                                                                                                                       Name:  Martin M. Hale, Jr.
      Title:  Managing Member

CBG-TELA, LLC, as Lender
By: /s/ Martin M. Hale, Jr.
                                                                                                                       Name:  Martin M. Hale, Jr.
      Title:  Managing Member